UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2011

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio		45840-3229
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2011, certain subsidiaries of Marathon Petroleum Corporation, a Delaware corporation (the “Company” or “we” “us”), entered into a Receivables Purchase Agreement and Receivables Sale Agreement to provide for a $1 billion accounts receivable securitization facility (as amended or amended and restated from time to time, the “A/R Facility”). We filed copies of the Receivables Purchase Agreement and the Receivables Sale Agreement with the Securities and Exchange Commission on July 7, 2011 as exhibits to a Current Report on Form 8-K.

On October 1, 2011, we entered into (i) an Amended and Restated Receivables Purchase Agreement (the “Amended and Restated Receivables Purchase Agreement”) by and among Marathon Petroleum Company LP, a Delaware limited partnership and a wholly owned subsidiary of the Company (the “Originator”), MPC Trade Receivables Company LLC, a Delaware limited liability company and a bankruptcy-remote special purpose entity that is a wholly owned subsidiary of the Originator (“Trade Receivables SPE”), JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Lead Arranger, certain committed purchasers and conduit purchasers that are parties thereto from time to time (the “Purchasers”) and the other parties thereto from time to time and (ii) an Amended and Restated Receivables Sale Agreement (the “Amended and Restated Receivables Sale Agreement”) by and between the Originator and Trade Receivables SPE.

The Amended and Restated Receivables Purchase Agreement and the Amended and Restated Receivables Sale Agreement amend and restate the A/R Facility to, among other things, include in the facility certain trade receivables originated by Marathon Petroleum Trading Canada LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Originator (“Marathon Trading Canada”). Under the Amended and Restated Receivables Sale Agreement, trade receivables originated by Marathon Trading Canada are included in the pool of receivables sold or contributed, on an ongoing basis, to Trade Receivables SPE, and under the Amended and Restated Receivables Purchase Agreement, such trade receivables (subject to the criteria, limitations and reserves contained in the Amended and Restated Receivables Purchase Agreement) are included in the pool of receivables in which Trade Receivables SPE may sell undivided interests to the Purchasers.

Copies of the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Receivables Sale Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. The foregoing description of the A/R Facility, as amended and restated, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Receivables Sale Agreement and to the description of the A/R Facility contained in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2011, all of which are incorporated by reference herein.

Item 8.01 Other Items.

On September 29, 2011, our Board of Directors approved and adopted the following position statement on stockholder rights plans:

The Corporation does not currently have a “poison pill” or “stockholder rights plan” in place.

If the Marathon Petroleum Corporation Board of Directors adopts a stockholder rights plan, it will do so by action of the majority of its independent directors after careful deliberation and in the exercise of its fiduciary duties. The Board of Directors will seek prior stockholder approval of the plan unless, due to time constraints or other considerations, the Corporate Governance and Nominating Committee of the Board of Directors determines in its sole discretion that it would be in the best interest of the Corporation and its stockholders to adopt the rights plan without first obtaining stockholder approval.

If the Board of Directors adopts a rights plan without prior stockholder approval, the plan will expire on the first anniversary of its effective date unless prior to such time the plan has been ratified by a vote of the Corporation’s stockholders, which vote may exclude shares held by any potential acquiring stockholders.

At least once annually, the Corporate Governance and Nominating Committee of the Board of Directors will review this position statement and report to the Board of Directors any recommendations it may have in connection therewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amended and Restated Receivables Purchase Agreement, dated as of October 1, 2011, by and among Marathon Petroleum Company LP, MPC Trade Receivables Company LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Lead Arranger, certain committed purchasers and conduit purchasers that are parties thereto from time to time and the other parties thereto from time to time.

10.2	Amended and Restated Receivables Sale Agreement, dated as of October 1, 2011, by and between Marathon Petroleum Company LP and MPC Trade Receivables Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: October 6, 2011	By:	/s/ J. Michael Wilder
		Name:	J. Michael Wilder
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Receivables Purchase Agreement, dated as of October 1, 2011, by and among Marathon Petroleum Company LP, MPC Trade Receivables Company LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Lead Arranger, certain committed purchasers and conduit purchasers that are parties thereto from time to time and the other parties thereto from time to time.

10.2	Amended and Restated Receivables Sale Agreement, dated as of October 1, 2011, by and between Marathon Petroleum Company LP and MPC Trade Receivables Company LLC.